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Exhibit 99.2

FINAL TRANSCRIPT

SERO—Serologicals Corporation to Acquire Upstate Group

Thomson StreetEvents

Conference Call Transcript

SERO—Serologicals Corporation to Acquire Upstate Group

Event Date/Time: Sep. 08. 2004 / 9:00AM ET
Event Duration: N/A

CORPORATE PARTICIPANTS

Craig Brown
Serologicals Corporation—Director, Finance

David Dodd
Serologicals Corporation—President, CEO, Director

Bud Ingalls
Serologicals Corporation—CFO, VP, Finance

CONFERENCE CALL PARTICIPANTS

Jonathan Cohen
Banc of America Securities—Analyst

Paul Knight
Thomas Weisel Partners—Analyst

Adam Chazan
Pacific Growth Equities—Analyst

Peter Lawson
Thomas Weisel Partners—Analyst

Don Sullivan
Leerink Swan—Analyst

Jacob Peterson
JP Morgan—Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen. Welcome to the Upstate Group acquisition conference call for Serologicals Corporation. This call is being recorded. For opening remarks and introductions I would like to turn the call over to Director of Finance Mr. Craig Brown. Please go ahead.

Craig Brown—Serologicals Corporation—Director, Finance

Thank you Rachel and good morning everyone. We're very pleased you could join us this morning to discuss Serologicals acquisition of Upstate Group. The call today will begin with remarks and an overview of the transaction by David Dodd, President and Chief Executive Officer, and Bud Ingalls, Vice President Finance and Chief Financial Officer. We are reviewing a slide presentation as part of the call today and this will be posted on Serologicals website under the Investor Relations section later this morning. Any remarks that are made today regarding future expectations, plans and prospects for Serologicals constitute forward-looking statements for the purposes of the Safe Harbor Provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by the forward-looking statements as a result of various risk factors as outlined in the company's filings with the Securities and Exchange Commission. While the company may elect to update these forward-looking statements at some point the company disclaims any obligation to do so. Now, I'd like to turn the call over to David Dodd for opening remarks.

David Dodd—Serologicals Corporation—President, CEO, Director

Thank you Craig. Good morning, everyone. It is indeed a pleasure to be speaking with you today regarding a very exciting announcement that we made yesterday afternoon. I'd like to first extend a welcome to the outstanding employees of the Upstate Group. Who with their aggressive competitive culture will not only be welcomed to our corporation but will truly add a benefit to our ongoing growth and development of Serologicals Corporation. Myself and others will begin visits with the various sites throughout Upstate beginning later today and we look forward to meeting with all of the employees, answering questions they have and starting the process to build an outstanding integrated team to create value for this corporation. Serologicals is focused on successful execution of our strategic growth plan which we discussed over the last two and a half to three years. Transforming our corporation to one of high growth, high value sustainable position built on innovation, high quality customer service, and competitiveness. We are not focused on simply doing transactions for transactions sake. But rather for transactions that fit with the strategic growth plan, add significant value and a platform for further growth and competition. The Upstate Group acquisition truly transforms Serologicals. It places us into one of the fastest growth markets. It brings significant complimentary activities along with an excellent management team, committed to working with myself and others throughout Serologicals. They have a great customer base. And this transaction will immediately be accretive and significantly so beginning in 2006 and beyond. And I personally look forward to the value of working with the Chairman and CEO of Upstate, Jerry Snider, and the opportunity to benefit from his counsel and his assistance. Together our two companies truly make us one of the fastest growing and largest companies in research reagents and drug discovery.

The terms of the proposed transaction as announced in our press release, $205 million purchase price, purchasing 100% of the stock of Upstate, a 50/50 split stock in cash with up to 5 million shares of Serologicals stock and the cash will be adjusted depending on the stock price, and Bud will answer questions on that later on. The Upstate shareholders will end up owning approximately 16% of the corporation post-closing. As I indicated, we really are looking forward to working with the executive team and senior management team of Upstate. They've all signed employment agreements committing to work with us. We expect this transaction to close in October. We already have formed integration teams and will begin work immediately in that regard. And as I indicated there in our press release announced it is a 3 to 5 cent accretion to earnings per share in 2005, and then 15 to 20% in 2006. Strategic rationale of this transaction. First of all, very good products and services to add to our portfolio with less than a 5%, as we estimate, product overlap. It gives us the opportunity to enter the rapidly growing area of drug discovery and screening. It creates a premier reagents platform with over $100 million in reagents sales for our corporation. And we have identified what we consider significant synergies that will be achieved in the more immediate term. The R&D investment will be at a level to support continued high impact via new product introductions and new business expansion. Following the transaction we estimate that approximately 9% of our revenues will be reinvested into R&D.

That compares to slightly less than 5.5% today and is tracking very closely in line with our goal of 10% of revenues invested in R&D which was spoken about over the last three years. And this gives us a significant step toward increasing our size, presence, and competitiveness in the life sciences sector, becoming one of the fastest growing life science companies in our markets. Looking at the sales over the past several years, for Upstate one sees that there has been an average of 7% sales growth per quarter, very consistently over the last 21 quarters. In fact, over the four years that's a 322% growth. This compares in summary to Chemicon which also over the last 21 quarters has experienced an average 7% sales growth per quarter. Combining the two we feel we have one of the strongest competitive positions in the research reagents and drug discovery marketplace to be able to service companies and pharmaceuticals and biotechnologies as well as the academic and research organizational states. Within the protein and research reagent market the combination will give us a 20% market share, placing us tied for second with B. D. Farmington, just slightly behind Techmay. Now let me take a moment and give you some background on Upstate. Their headquarters in Charlottesville, Virginia, privately held company founded in 1988. Approximately 260 employees and over 50 Ph.D.'s. They operate out of six locations worldwide. The focus in the areas primarily of cell signaling, phosphorylation, nuclear function, cell surface and structure biology, and rnai. Their 2003 revenues were $44.2 million, and they're forecast to be in excess of $60 million this year. Now, the business model of Upstate is one that has attracted us and interested us for sometime. And we find it has been executed very successfully and continues to provide a basis for continued growth.

And that is building upon the segments that they have into research reagents, following higher up through the development chain to actually conducting services for pharmaceutical and biotech companies. They compliment Chemicon beautifully with very little overlap and have strong science positions. In the area of neurobiology, apoctosis, specifically, we think there can be significant benefit resulting from the strength of Chemicon within those areas. Today there's a very strong outsourcing trend in drug discovery. We all hear that the cost of developing drugs today exceeds $800 million, and that compares to 140 million in 1970. The failure rate, as we all know, is very high. Going into clinical trials it exceeds 80%. In fact, 90% of pharmaceuticals that are launched never exceed $200 million in sales, and approximately 30% of drugs are all that ever pay back their initial cost. And clearly, no company has the capacity and chemists and other highly technical skilled areas to launch the needed number of projects each year to increase the pipeline of opportunities. Big pharma is waking up to outsourcing to optimize R&D investment. We've recognized this trend and followed it over the last several years. We actually have benefited from it with our recent acquisition of Altagen Biosciences where they have been taking advantage of it in the area of cell line optimization. Big pharma with headcount freezes and other management resources limit the ability of these companies to hire the necessary staff to put on a screening project that they consider high value but perhaps somewhat mundane. Increasingly they're recognizing it is much faster to outsource a large-scale screening project to companies such as Upstate than to manufacture all the kinases and assays in house even if they have the skillsets and the ability to do that. Time is money with patent life limitations. And the first to market kinase drugs for each indication are likely to capture the lion's share of the future therapeutic market. In this clearly results in increased opportunities for Upstate and now Serologicals kinase profile.

Today Upstate is the number one company, the leader in having having the kinases developed to be able to work with their customer base. Beginning with a traditional catalog reagents business, Upstate has implemented a business model that works up the development chain to where they actually perform the screening for their customers and have signed contracts with major corporations in doing that, that go over multiple years. These partners are asking Upstate to take on more and more of their drug discovery process. The result for us with this acquisition is that we will have an Upstate division, a Chemicon division, and a division focused on our bio process, bio manufacturing and cell culture supplements and diagnostic products, all focused on high-value growth and improved profitability for our corporation. With a higher investment in research and development enabling us to continue to bring forth high value, high margin, unique products, while we continue to build a portfolio that is distinct and increasingly built upon patents, exclusive licenses, and proprietary know-how. We welcome the employees of Upstate, we look forward to this opportunity, and now I'll ask Bud Ingalls to discuss some of the financial implications of the transaction. Bud.

Bud Ingalls—Serologicals Corporation—CFO, VP, Finance

Thank you, David. And I'm going to go through a number of the financial details of this transaction. Some of which are included on the next slide. And then add to that further. As David indicated, Upstate is expected to add little over $80 million to our '05 revenue. Their revenue in '03 was a little over 44 million, and in '04 it's projected at around 60 to 62 million. We do expect to have an inventory write-up as part of the accounting for this transaction that will affect us going forward. It results in a lower margin on the inventory that's acquired. That will affect cost of sales about a million dollars in '05. We have included in our estimate of earnings per share synergies of about $4 million in '05 and increasing in '06 and '07. We currently estimate the amortization cost of intangibles related to the acquisition will be about 5.5 to 6.5. This amount will be finalized as we move through closing process. As David indicated we do expect it to be accretive to earnings, 3 to 5 cents in '05, and 15 to 20 cents in '06. Some other facts about the transaction. And about Upstate. Their gross margins are relatively similar to our Chemicon unit with gross margins in the mid 60s. Certainly their expectation is to move that up as they move into more drug screening capability. Their EBITDA in 2004 is estimated between $8 and $10 million and we estimate for '05 that will be $16 to $20 million. Upstate as a corporation has depreciation and amortization estimated in '04 of about $2.3 million.

Just in terms of sales, the sales mix, the Upstate mix is today around 40% for drug screening, target validation of drug screening, and the balance, 60%, in reagents. That is expected to shift to about 50/50 in '05. Upstate roughly 60, 70% of their research sales are in the academic field. And their direct sales account for about 80 to 85% of total sales. Their sales mix geographically. Roughly 72% of their sales are to North America, 21% to Europe, and 7% to Asia and the Pacific Rim. I might remind you that our mix today is about 65% U.S., 16% Europe, and 19% rest of the world. In terms of sales staffing, today the Chemicon organization has about 32 sales people spread between Europe, U.S., and Australia. Upstate today has 17 sales people. They only have direct sales people in the U.K. and in the U.S. They do use distributors today in both continental Europe as well as Australia. We would think that would be an area to focus on for synergies between the organizations. As David indicated, the estimated closing date is in the 1st half of October. We do expect to file Hart-Scott-Rodino filing this week, and that will be one of the key conditions to closing. Finally, as we announced in the press release just recently we are speaking at an investor conference for Thomas Weisel this Friday at 10:00 a.m., and you're certainly encouraged to participate in that function. So with that I'm going to turn the call back over to David for some final remarks and certainly we look forward to successfully completing this acquisition and achieving the results we've outlined here.

David Dodd—Serologicals Corporation—President, CEO, Director

Thank you, Bud. It's exciting time for Serologicals and the Upstate Group. I think at this time we'd like to open it for questions that you might have and address those.

QUESTION AND ANSWER

Operator

Ladies and gentlemen, if you wish to ask a question at this time please key star ,1 on your touch-tone telephone. If your question has been answered or you wish to withdraw your question please press star, 2. Again, ladies and gentlemen, to ask a question please key star, 1. Your first question comes from the line of Jonathan Cohen of Banc of America Securities.

Jonathan Cohen—Banc of America Securities—Analyst

Good morning, gentlemen. Could you give some details on the JP Morgan bank loan that you cited in the press release, the size of the facility? Also, can you give some sort of indications as to what Upstate's EBITDA contributions would be? We're trying to get a handle on what the credit will be for the convertible bonds going forward that you issued prior to this transaction.

Bud Ingalls—Serologicals Corporation—CFO, VP, Finance

Sure, Jonathan. In terms of the new facility, as you've indicated, we have had a commitment from JP Morgan for a facility for up to $140 million. That is estimated at right now an $80 million term loan with a seven-year maturity, and a revolver of $30 million with a five-year maturity. The pricing on the term loan, both facilities as you might expect are floating. The pricing on the term loan is at LIBOR plus 225. The amount of the term loan we will be taking will depend on the mix between cash and stock at closing. We have previously met with both rating agencies and we would expect to hear news from them today. We believe S&P will be reaffirming our rating and we are waiting for the results from Moody's review of the ratings. In terms of EBITDA, as I indicated, the EBITDA for '04 for Upstate is estimated at $8 to $10 million. We estimate that for '05 it will be $16 to $20 million EBITDA, and we would expect that to grow pretty consistently through 2006 and beyond.

Jonathan Cohen—Banc of America Securities—Analyst

Great. Thank you very much.

Bud Ingalls—Serologicals Corporation—CFO, VP, Finance

Uh-huh.

Operator

Your next question comes from the line of Paul Knight of Thomas Weisel Partners.

Paul Knight—Thomas Weisel Partners—Analyst

Good morning.

Bud Ingalls—Serologicals Corporation—CFO, VP, Finance

Good morning, Paul.

Paul Knight—Thomas Weisel Partners—Analyst

The 3 to 5 cents, is that a GAAP or a cash number?

Bud Ingalls—Serologicals Corporation—CFO, VP, Finance

That's GAAP number, but I will say that the only thing that we haven't reflected in there is any integration costs that might be incurred during the year, and we would expect to have integration costs relating to completing the process.

Paul Knight—Thomas Weisel Partners—Analyst

Do you think the integration costs, as in charges, you mean by that, Bud?

Bud Ingalls—Serologicals Corporation—CFO, VP, Finance

Costs, you know, related to integrating the operation.

Paul Knight—Thomas Weisel Partners—Analyst

Which you think you can break out?

Bud Ingalls—Serologicals Corporation—CFO, VP, Finance

Which we will include in our GAAP numbers but we'll break out.

Paul Knight—Thomas Weisel Partners—Analyst

And so there's also going to be—is it a million dollars of these noncash inventory charges for full year '05 or is that quarterly?

Bud Ingalls—Serologicals Corporation—CFO, VP, Finance

That's for the full year, and we have reflected in that our estimate of accretion.

Paul Knight—Thomas Weisel Partners—Analyst

So the 3 to 5 excludes that inventory cost, noncash inventory costs?

Bud Ingalls—Serologicals Corporation—CFO, VP, Finance

The 3 to 5 reflects or includes that inventory costs.

Paul Knight—Thomas Weisel Partners—Analyst

Okay. And then the—what is it, 5.5 to 6 million of amortization, is that the total per year?

Bud Ingalls—Serologicals Corporation—CFO, VP, Finance

That's $5 to $6 million of amortization of intangibles in connection with this acquisition. Now, in order—.

Paul Knight—Thomas Weisel Partners—Analyst

That's per year?

Bud Ingalls—Serologicals Corporation—CFO, VP, Finance

Per year. In order to finalize that number, you know, we have to go through an appraisal process, and we're well along in it, but we're not quite finished with that.

Paul Knight—Thomas Weisel Partners—Analyst

Yeah.

Bud Ingalls—Serologicals Corporation—CFO, VP, Finance

And the amount of that amortization, which, of course is included in our GAAP number as well, will be finalized here sometime before closing.

Paul Knight—Thomas Weisel Partners—Analyst

So as some of the world, buy or sell side, looks at the cash numbers, we can take this path guidance, we can also add this amortization, we can add this inventory noncash item and that would be our add-back's, correct?

Bud Ingalls—Serologicals Corporation—CFO, VP, Finance

That's correct, Paul.

Paul Knight—Thomas Weisel Partners—Analyst

Okay. And on the technical side, can you—in terms of the kinase screening programs you're doing, what do you have—I guess it's the assay, the actual kinase, what involvement do you get with hardware? Do you have a third party do that type of work?

David Dodd—Serologicals Corporation—President, CEO, Director

No, Paul this is David. And the Dundee location, Dundee, Scotland, Upstate has all of the operations, including the necessary equipment, that does the screening and the staffing. They develop the kinases. I think currently Upstate has approximately close to 150 kinases. I think most companies that are in this field have probably 20 to 30. And we'd anticipate close to 200 in the all by year-end and continuing to develop that. So that's where a strong leadership position comes from. But also the full operation for doing not only the manufacturing but also the screening work is all done on site in Dundee.

Paul Knight—Thomas Weisel Partners—Analyst

Why has kinase been such a good market and will continue, do you think?

David Dodd—Serologicals Corporation—President, CEO, Director

It's a primary area of focus for drug screening. There are products for septan, erisa, glevek are all examples of kinase-based drugs that have been successfully developed and launched on the marketplace, and currently it's a major target class in drug screening with almost 30% of all drugs screened currently being directed against kinase target. So it's a high opportunity for the pharmaceutical biotech industry, and the value for us is to be so well positioned there with the leadership position not only in the kinase profile but also in the actual activity, and taking over the activity by many of the major players in pharmaceutical development.

Paul Knight—Thomas Weisel Partners—Analyst

And you said you estimated 20 to 30% of screening is towards kinases right now?

David Dodd—Serologicals Corporation—President, CEO, Director

Close to 30% from what we understand from market reports, yes.

Paul Knight—Thomas Weisel Partners—Analyst

Okay. Thank you.

David Dodd—Serologicals Corporation—President, CEO, Director

And, in fact, let me just mention, I think next week is the annual drug screening meeting will be held in Orlando, Florida, where people from worldwide come there from the pharma Biotech industry, and obvious we'll be there representing Upstate.

Paul Knight—Thomas Weisel Partners—Analyst

Okay. Thank you.

David Dodd—Serologicals Corporation—President, CEO, Director

You're welcome.

Operator

Thank you, sir. Your next question comes from the line of Adam Chazan of Pacific Growth Equities.

Adam Chazan—Pacific Growth Equities—Analyst

Hey, guys. Thanks for taking my call. Some quick questions, I guess regarding the services business. Can you talk a little bit about how the contracts are entered into? Are they subscription based? What's the duration? Maybe what kind of—what's the customer base looking like, and the number of customers? Can you talk a little bit about capacity, and then lastly can you just give us a feel for what that business was as a percent of revenues last year?

David Dodd—Serologicals Corporation—President, CEO, Director

Okay. Adam, this is David. I'll give some information, then turn it over to Bud. He has some of the actual statistics in terms of the business and all. But the business is entered into on an individual contract with a customer. Could be a pharmaceutical company or a Biotech company. It's usually the contracts—existing contracts with each of them. I can't be specific of who they have contracts with necessarily, for reasons similar to when we talk about Exide, people want to maintain some confidentiality, but their existing contracts with major pharmaceutical companies that are multi-year in nature and which all the secondary screening activities of kinases is performed by Upstate including certainly the selling of their base products, the kinases themselves. All that work is done in conjunction over a multi-year agreement with ongoing interaction, et cetera, and contract that could range from a million dollar in value up to $10 million over one, two, three years. Bud, why don't you pick up—.

Bud Ingalls—Serologicals Corporation—CFO, VP, Finance

I'll add a few more details to that. Upstate has been entering into the subscription agreements for awhile and have a number of them in place today. They have frankly never had one not renew. And, in fact, continue to sign up additional ones. Their capacity at the Dundee facility today is around 3 to 4 million wells per year. They are more than doubling that capacity this fall when they expect a new facility, frankly in October, to be completed. And they will significantly expand, frankly more than double or triple their capacity for kinase screening at Dundee. And certainly that's going to be a key facility for us going forward. I think that's all your questions. Is that it?

Operator

Thank you, sir. Your next question comes from the line of Peter Lawson of Thomas Weisel Partners.

Peter Lawson—Thomas Weisel Partners—Analyst

Hi. Could you just give me an indication of the overlap you think there is between Upstate and Serologicals?

David Dodd—Serologicals Corporation—President, CEO, Director

Yes, Peter. Our estimate is that there's an approximately 5% overlap within the research reagents. So very small overlap, but a very strong complimentary business, certainly within the research reagents. So we anticipate very little impact from an overlap, significant opportunity as Bud mentioned in his comments, utilizing our direct sales organization as well as our distributor network and impending direct organization in other parts of the world.

Peter Lawson—Thomas Weisel Partners—Analyst

Okay. Could you give me an indication of other revenue drivers apart from kinases you see from the Upstate business?

David Dodd—Serologicals Corporation—President, CEO, Director

Yes, let me ask—Bud has the information right here.

Bud Ingalls—Serologicals Corporation—CFO, VP, Finance

Peter, I didn't quite understand your question. Maybe you could—the second half there. What are the revenue drivers—.

Peter Lawson—Thomas Weisel Partners—Analyst

For Upstate. You indicated some kinases as a very good one. Are there others still?

Bud Ingalls—Serologicals Corporation—CFO, VP, Finance

Today, as we showed in the presentation, you know, Upstate has very strong position in the kinases and the whole phosphorylation area. They also have strong participation in nuclear function, they have some capability in the multiplex area using the luminex platform. So there is other drug screening that also helps drive that services business to, as we said, will be more than 50% of their revenue beginning in '05.

David Dodd—Serologicals Corporation—President, CEO, Director

The other thing, Peter, is the big revenue driver has certainly been the research reagents which is more akin to the Chemicon business and one of the slides demonstrated how it's been growing rather consistently at 7% a quarter over the last several years, and that provides an ongoing basis. Now, that is driven primarily into the traditional academic research organization base just as Chemicon's business. So that's an ongoing driver of revenue growth and it more recently has been the development of the drug discovery business and the services related to that.

Peter Lawson—Thomas Weisel Partners—Analyst

Are you going to integrate Chemicon and Upstate catalogs?

David Dodd—Serologicals Corporation—President, CEO, Director

That certainly is an opportunity in one of the areas of integration. We will be operating Chemicon, Upstate, and then our bioprocessing business as separate business units, but as you touched on, there are significant opportunities to find synergies related to the areas of marketing, support, of field management, of distributor management, of R&D programs. So from that standpoint we will be looking immediately into opportunities already have been, just as you've indicated.

Peter Lawson—Thomas Weisel Partners—Analyst

Okay. Thank you and congratulations.

David Dodd—Serologicals Corporation—President, CEO, Director

Thank you so much.

Operator

Thank you, sir. As a reminder, ladies and gentlemen, please key star, 1 on your touch-tone telephone if you wish to ask a question. Your next question comes as a follow-up from the line of Adam Chazan.

Adam Chazan—Pacific Growth Equities—Analyst

Hi, guys. I just was hoping to get one last question in about the mix of the business last year, services versus products.

Bud Ingalls—Serologicals Corporation—CFO, VP, Finance

Adam, for '04, it was about 40% the drug screening business and 60% research reagents. In '03, you know, I think you're looking at probably around 30%, 25 to 30% was in the drug screening business, and the balance was in the research reagents business.

David Dodd—Serologicals Corporation—President, CEO, Director

And, Adam, as Bud mentioned, next year we're expecting it to be a 50/50 split.

Adam Chazan—Pacific Growth Equities—Analyst

Great. Thank you, guys.

Operator

Thank you, sir. Your next question comes from the line of Don Sullivan of Leerink Swan.

Don Sullivan—Leerink Swan—Analyst

Hi, guys. Congratulations.

David Dodd—Serologicals Corporation—President, CEO, Director

Thank you, John.

Don Sullivan—Leerink Swan—Analyst

You may have gone over this. I got on the call late. I apologize. How does Upstate currently sell their research reagent products? Do they have a direct sales force in addition to Internet and catalog, and how big is their direct sales force?

David Dodd—Serologicals Corporation—President, CEO, Director

Yeah, John, I'll just go through it. Today, Upstate is direct sales in the U.S., direct sales in the U.K., distributors in Asia, distributors in Australia, and distributors in continental Europe. Obviously that's going to be a focus for us to be able to take advantage of our direct sales force that we have on the ground in both continental Europe as well as Australia. The total sales count in terms of individual reps, Chemicon has about 32 sales reps and Upstate today has 17 sales reps.

Don Sullivan—Leerink Swan—Analyst

That's one-seven, is that what you said?

David Dodd—Serologicals Corporation—President, CEO, Director

One-seven.

Don Sullivan—Leerink Swan—Analyst

Thank you very much. And then a separate question. In the service business, what were the numbers that you said a few minutes ago regarding how much capacity you felt like you had to expedite these services in that Dundee plant again?

David Dodd—Serologicals Corporation—President, CEO, Director

Today they have the capacity for services of around 4 million wells per year. That will be more than, you know, double, triple, frankly just a lot more capacity, beginning in October of this year. As they bring a new facility on-line. So they have, you know, a lot of capacity available today in Dundee, you know, the key message there is not only the capacity that will be in Dundee but also the fact that they are approaching 150 kinases to be used in the screening process. So capacity as the new plant comes on line is not an issue at all for the company.

Don Sullivan—Leerink Swan—Analyst

Okay. I appreciate that. And my last question regards the service business as well. I appreciate that the growth opportunities there. Are you constrained in that you have to—does the company have to exclusively license kinases at certain times to certain customers? Are there any constraints associated with being able to only work on certain parts of the library at certain times with individual customers?

David Dodd—Serologicals Corporation—President, CEO, Director

Absolutely not, John.

Bud Ingalls—Serologicals Corporation—CFO, VP, Finance

In fact, most of the kinases in the portfolio of Upstate are developed all internally there in Dundee.

Don Sullivan—Leerink Swan—Analyst

Okay. I appreciate that. Congrats again.

Operator

Thank you, sir. Your next question comes from the line of Jacob Peterson of JP Morgan.

Jacob Peterson—JP Morgan—Analyst

Hi. Apologize if you already addressed this but can you remind us what the margins are on the drug discovery business?

Bud Ingalls—Serologicals Corporation—CFO, VP, Finance

Their margins right now are in the mid 60's, and it's split between about the same as Chemicon on terms of their margins which are 63, 64%. Their margins on the drug—overall drug screening business are higher, you know, in the 70% area. For drug screening.

Jacob Peterson—JP Morgan—Analyst

Okay. And is 50% of Upstate revenues the right way to think about that portion of the business going forward, or do you expect it to the expand beyond that?

Bud Ingalls—Serologicals Corporation—CFO, VP, Finance

We expect to the expand beyond that and we would expect, you know, that the drug screening business is growing, you know, 30 to, you know, more than 35% a year. So it's going to see rapid growth and will continue to increase as a percentage of the total revenue.

Jacob Peterson—JP Morgan—Analyst

Okay. Thank you.

Operator

Thank you, sir. And at this time there appears that there are no further questions. I'll turn the conference back over to Mr. David Dodd for closing comments.

David Dodd—Serologicals Corporation—President, CEO, Director

Thank you, Rachel, and thank you everyone for your interest in this very exciting announcement, exciting time for Serologicals. Today we are well positioned for high growth and increased profitability. And this is truly a transformation from the historical lower margin, lower growth business that we had as a corporation. Today, we will be moving into a leadership position in the fastest growing space—in one of the fastest growing spaces, I should add, of all of life sciences, and we continue to look for highly motivated individuals that want to be a part of this process. We look forward to keeping you updated on our continued development of Serologicals Corporation. We again invite you to listen in and at the Thomas Weisel conference this coming Friday, and we thank you for your time and attention. Thank you. Good day.

Operator

Ladies and gentlemen, this does conclude our teleconference for today. We'd like to thank you for your participation. Have a great day.

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  Exhibit 99.2